                                                    EXHIBIT 10.10



                             LEASE BETWEEN

              METRO FOUR ASSOCIATES LIMITED PARTNERSHIP,
                     a New Jersey Limited Partnership,

                              AS LANDLORD


                                  AND

                  DIGITRAN CORP., a Delaware Corporation

                                 AS TENANT









     Premises: 379 Thornall Street
               Edison, New Jersey
               Portion of 2nd Floor





Dated:   May 28, 1992

                            I N D E X

ARTICLE                      CAPTION                         PAGE

  1.     Demise, Premises, Term, Rents . . . . . . . . . . . . .1
  2.     Use . . . . . . . . . . . . . . . . . . . . . . . . . .3
  3.     Preparation of the Demised Premises . . . . . . . . . .4
  4.     When Demised Premises Ready for Occupancy . . . . . . .4
  5.     Adjustment of Rents . . . . . . . . . . . . . . . . . .5
  6.     Subordination, Notice to Lessors and Mortgagees . . . 11
  7.     Quiet Enjoyment . . . . . . . . . . . . . . . . . . . 12
  8.     Assignment, Mortgaging, Subletting. . . . . . . . . . 12
  9.     Compliance with Laws and Requirements of Public
         Authorities . . . . . . . . . . . . . . . . . . . . . 15

  10.    Insurance . . . . . . . . . . . . . . . . . . . . .. .16

  11.    Rules and Regulations . . . . . . . . . . . . . . . . 19
  12.    Tenant's Changes. . . . . . . . . . . . . . . . . . . 19
  13.    Tenant's Property . . . . . . . . . . . . . . . . . . 22
  14.    Repairs and Maintenance . . . . . . . . . . . . . . . 23
  15.    Electricity . . . . . . . . . . . . . . . . . . . . . 25
  16.    Heat, Ventilation and Air Conditioning. . . . . . . . 27
  17.    Landlord's Other Services . . . . . . . . . . . . . . 28
  18.    Access, Changes in Building Facilities, Name. . . . . 29
  19.    Notices of Accidents. . . . . . . . . . . . . . . . . 30
         Non-Liability and Indemnification . . . . . . . . . . 31

                                     (i)

ARTICLE                      CAPTION

  21.    Destruction or Damage . . . . . . . . . . . . . . . ..32
  22.    Eminent Domain. . . . . . . . . . . . . . . . . . . . 34
  23.    Surrender . . . . . . . . . . . . . . . . . . . . . . 36
  24.    Conditions of Limitation. . . . . . . . . . . . . . . 37
  25.    Re-Entry By Landlord. . . . . . . . . . . . . . . . . 39
  26.    Damages . . . . . . . . . . . . . . . . . . . . . . . 41
  27.    Waivers . . . . . . . . . . . . . . . . . . . . . . . 43
  28.    No Other Waivers or Modifications . . . . . . . . . . 44
  29.    Curing Tenant's Defaults, Additional Rent . . . . . . 45
  30.    Broker. . . . . . . . . . . . . . . . . . . . . . . . 45
  31.    Notices . . . . . . . . . . . . . . . . . . . . . . . 46
  32.    Estoppel Certificate, Memorandum. . . . . . . . . . . 46
  33.    Arbitration . . . . . . . . . . . . . . . . . . . . . 47
  34.    No Other Representations., Construction, Governing
           Law . . . . . . . . . . . . . . . . . . . . . . . . 48
  35.    Security. . . . . . . . . . . . . . . . . . . . . . . 49
  36.    Parties Bound . . . . . . . . . . . . . . . . . . . . 51
  37.    Consents. . . . . . . . . . . . . . . . . . . . . . . 51
  38.    Mortgage Financing - Tenant Cooperation . . . . . . . 52

  39.    Environmental Compliance. . . . . . . . . . . . . . . 52

  40.    Holding Over. . . . . . . . . . . . . . . . . . . . . 53

  41.    Certain Definitions & Constructions . . . . . . . . . 54

                                     (ii)

ARTICLE                      CAPTION

  42.    Relocation of Tenant. . . . . . . . . . . . . . . . . 55

  43.    Option to Renew . . . . . . . . . . . . . . . . . . . 55

  44.    "As Is" Lease . . . . . . . . . . . . . . . . . . . . 56


         EXHIBIT A -  Description of Land
         EXHIBIT B -  Floor Plan(s)
         EXHIBIT C -  Separate Work Letter
         EXHIBIT D -  Cleaning and Maintenance Specifications
         EXHIBIT E -  Rules and Regulations
         EXHIBIT F -  Definitions


















                                     (iii)

     LEASE, dated May 28, 1992 between METRO FOUR ASSOCIATES LIMITED PARtNERSHIP, a New Jersey Limited Partnership, C/O Alfieri Property Management, having its principal office located at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911, (hereinafter called "Landlord"), and DIGITRAN CORP., a Delaware Corporation, having its principal office located at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (hereinafter called "Tenant").

                           WITNESSETH:

                          ARTICLE 1

                   DEMISE, PREMISE, TERM, RENTS

     1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 379 Thornall Street, Edison, New Jersey (the "Building") on the parcel of land more particularly described in Exhibit A (the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

     1.02. The premises hereby leased to Tenant is a portion of the second floor of the Building, as shown on the floor plans annexed hereto as Exhibit B, having a rentable area of 6,465 square feet measured outside wall to outside wall. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 13) constitute and are hereinafter called the "Demised Premises". Any dispute as to the square footage shall be submitted to arbitration in accordance with the terms of this Lease.

     1.03. The term of this lease, for which the Demised Premises are hereby leased, shall commence on a date (herein called the "Commencement Date") which shall be (i) the day on which the Demised Premises are ready for occupancy (as defined in Article 4) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever
occurs earlier, and shall end at noon of the last day of   the calendar month
in which occurs the day preceding the second (2nd) anniversary of the Commencement Date, which ending date is hereinafter called the "Expiration Date", or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. Promptly following the Commencement Date, the Landlord shall notify Tenant in writing of the Commencement Date and the Expiration Date as determined in accordance with this Section. Landlord and Tenant agree that June 1, 1992 is the projected target Commencement Date. If possible,
Landlord shall permit Tenant, but only during the three (3) days prior to the Commencement Date, without cost to Tenant, to move in the Demised Premises. Tenant shall not have the right to conduct its business and otherwise occupy the Demised Premises during such period.

     1.04. The rents reserved under this lease, for the term thereof, shall be and consist of:

          (a) Fixed rent of $122,835.00 per year,(calculated on the basis of,$19.00/sq. ft. for 6,465 sq. ft. of rentable area) which shall be payable in equal monthly installments of $10,236.25 in advance on the first day of each and every calendar month during the term of this lease, (except Tenant shall pay, upon execution and delivery of this lease by Tenant, the sum of $10,236.25 to be applied against the first monthly installment or installments of fixed rent becoming due under this lease) and


          (b) additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.


     1.05. Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

     1.06. If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

     1.07. Late payments of any payment of Rent, including monthly rent, which is not received within ten (10) days after it is due will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any

Rent which is not paid when due, including monthly rent, will accrue interest at a late rate charge of the Prime Rate plus three percent (3%) per annum (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest.

                                  ARTICLE 2

                                    USE

     2.01. Tenant shall use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business and for no other purpose. Landlord acknowledges that the Demised Premises may be used by Tenant from time to time as its prime telecommunication hub as*

     2.02. The use of the Demised Premises for the purposes specified in 2.01 shall not include and Tenant shall not use or permit the use of the Demised Premises or any part thereof for:

          (a) A school of any kind other than for the training of Tenant's employees;

          (b)  An employment agency;

          (c) An office for any governmental or quasigovernmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission; and

     2.03. If any governmental license or permit, other than a Certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

     2.04. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy (or other similar municipal ordinance) governing the use and occupation of the Demised Premises or for the Building.






* a back-up computer center for other operations. Such use is permitted hereunder except that Tenant may be liable for additional electric costs if so determined under Article 15.

                                     ARTICLE 3

                         PREPARATION OF THE DEMISED PREMISES

     3.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit C. The facilities, materials and work so to be furnished, installed and performed in the Demised Premises by Landlord at its expense are hereinafter and in Exhibit C referred to as 'Landlord's Work'. Such other installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Demised Premises for Tenant's occupancy, commonly called finishing trades work, are, hereinafter and in Exhibit C called "Tenant's Finish Work".

                                    ARTICLE 4

                       WHEN DEMISED PREMISES READY FOR OCCUPANCY

     4.01. The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

          (a) A certificate of occupancy (temporary or final) has been issued by the applicable governmental authorities, permitting Tenant's use of the Demised Premises for the purposes for which the same have been leased.

          (b) Landlord's Work, and so much of Tenant's Finish Work as Landlord shall have undertaken in accordance with Exhibit 'C" or by separate letter agreement, in the Demised Premises have been substantially completed; and same shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration or special Finish Work requested by Tenant, such as cabinetry remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises.

          (c) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including corridors, elevators and stairways, and heating, ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant.

     4.02. If the occurrence of any of the conditions listed in Section 4.01, and thereby the making of the Demised Premises ready for occupancy, shall be delayed by any act or omission of Tenant or any of its employees, agents or contractors or any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Finish Work diligently by reason of Tenant's failure to submit Tenant's plans and specifications in the manner set forth in this lease, the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay. I

     4.03. If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within ninety (90) days after such date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

                              ARTICLE 5

                          ADJUSTMENT OF RENTS

     5.01. For the purpose of Sections 5.01-5.03:

          (a) "Taxes" shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises (but excluding therefrom that portion of the real estate taxes directly attributable to improvements made by other tenants in the Building beyond Landlord's allowances) are a part provided, however, if at any time during the term of this lease the method of taxation prevailing at the date of this lease shall be altered so that in lieu of, or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord, or (iii) a license fee measured by the rents, or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of "Taxes". Tenant shall pay to Landlord directly th portion of any real estate taxes directly attributable to improvements made by Tenant beyond Landlord's allowances (hereinafter referred to as Tenant's Direct Tax Payment).

          (b) "Base Taxes" shall mean the assessed valuation of the Land and Building, as finally determined following completion of construction and issuance of an initial certificate of occupancy for any portion of the Building (or such equivalent certification if Certificates of occupancy not be used), multiplied by the tax rate for the Tax Year 1992.

          (c) "Tax Year" shall mean each calendar year for which Taxes are levied by any governmental authority.

          (d) "Operational Year" shall mean each calendar year commencing with the year in which Tenant takes occupancy of any portion of the Demised Premises on a rent paying basis.

          (e) "Tenant's Proportionate Share of Increase" shall mean 1.94% multiplied by the increase in Taxes in any Operational Year in excess of the Base Taxes. Tenant's Proportionate Share of Increase for the first Operational Year shall be prorated to reflect the actual occupancy by Tenant for said Operational Year. Tenant shall not be obligated to pay any Tenant's Proportionate Share of Increase in Taxes during calendar year 1992.

          (f) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

     5.02. After the expiration of each Operational Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for such Operational Year as well as Tenant's Proportionate Share of Increase, if any. With respect to the first Operational Year for which Tenant shall be required to pay its Proportionate Share of Increase, Tenant shall pay same to Landlord within thirty (30) days after the receipt of Landlord's statement therefore.

     5.03. Commencing with the first Operational Year Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase in equal monthly installments. If the statement furnished by Landlord to Tenant pursuant to Section 5.02 at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the notice or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

     Commencing with the first Operational Year, Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent one-twelfth of Tenant's Direct Tax Payment.

     5.04. As used in Sections 5.04-5.06.

          (a) "Operating Expenses' shall mean any or all expenses incurred by Landlord in connection with the operation of the Land and Buildings of which the Demised Premises are a part, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building; (ii) social security, unemployment and payroll taxes, workers' compensation, disability coverage, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for oil, gas, electricity (including but not limited to, fuel cost adjustments), steam heat, ventilation, air-conditioning, heating & water (including sewer rental and assessments) furnished to the Building (including common areas thereof) including any taxes on any such utilities, but excluding' therefrom the cost, including taxes thereon, of electric energy furnished other than for heating and air-conditioning to the Demised Premises (which costs shall be borne by Tenant pursuant to the provisions of Article 15 hereof); (iv) the cost of all premiums and charges for the following insurances rent, casualty, liability, fidelity and war risk (if obtainable from the United States government);
     (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, window cleaning and janitorial services and any independent contractor performing work included within the definition of operating expenses; (vii) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing Landlord's rights under existing leases, or sales of the Building); (viii) general maintenance of the Building and the cost of maintaining and replacing the landscaping; (ix) maintenance of the common area; (x) any escalations in the ground rent payments in excess of the base ground rent required to be paid by Landlord to the landlord under the* (xi) capital expenditures of the nature described in the following paragraph:

               If Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would otherwise be included in operating expenses, then the costs of such capital equipment or capital expenditure are to be included in Operating Expenses for the operational Year in which the costs are incurred and subsequent Operational Years on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates such savings or reductions in operating Expenses are expected to equal Landlord's costs for such



    * existing ground lease upon which the Building is situate.

          capital equipment or capital expenditure, with an interest factor equal to the interest rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the operational Year in which they were incurred.

and (xii), that portion of the cost of any capital expenditures incurred which are required in connection with the operation of the existing Land and Building amortized on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to the interest rate, at the time of Landlord's having made said expenditure.

               If during all or part of any Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such items of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own ex-pense furnished such item of work or services to such portion of the Building or such tenant.

               Notwithstanding the foregoing, the following costs and expenses shall not be included in operating expenses:

                    (a) Executives' salaries above the grade of building manager;

                    (b) Amounts received by Landlord through proceeds of insurance except to the extent they are compensation for sums previously included in operating expenses hereunder;

                    (c) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor;

                    (d)  Advertising and promotional expenditures;

                    (e) Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or

               Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

                    (f)  Depreciation, except as provided above;

                    (g)  Brokerage commissions;

                    (h)  Taxes (as hereinbefore defined);

                    (i) The cost of electricity (for other than heating and air-conditioning) furnished to the Premises or any other space leased to tenants as reasonably estimated by Landlord; and

                    (j) Refinancing costs and mortgage interest and amortization payments.

          (b) "Operational Year" shall mean each calendar year commencing with the year in which Tenant takes occupancy of any portion of the Demised Premises on a rent-paying basis.

          (c)  "Base Year" shall mean calendar 1992.

          (d) "Tenant's Proportionate Share of Increase" shall mean 1.94% multiplied by the increase in operating Expenses for the Operational Year over Operating Expenses for the Base Year. For purposes hereof, the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 332,090 square feet, and a total square footage of the Demised Premises equal to 6,465 square feet. Tenant shall not be obligated to pay any Tenant's Proportionate Share of Increase in Operating Expenses during calendar year 1992.

          (e) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

     5.05 After the expiration of the Base Year and for each Operational
Year thereafter, Landlord shall furnish to Tenant a written detailed statement of the operating Expenses (certified to be true and correct by Landlord) incurred for such Operational Year which statement shall set forth Tenant's Proportionate Share of Increase, if any. With respect to the first Operational Year for which the Tenant shall be required to pay its Proportionate Share of Increase, Tenant shall pay same to Landlord within thirty (30) days after the receipt of Landlord's statement.

     5.06. Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase. If the statement furnished by Landlord to Tenant pursuant to Section 5.05 at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Pro-portionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the notice or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

     5.07. Every notice given by Landlord pursuant to Sections 503 & 5.05 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such notice Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within one hundred and twenty (120) days after receipt of the notice. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within thirty (30) days after receipt of such notice, pay additional rent in accordance with Landlord's notice and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Ten-ant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's over payment of rents resulting from compliance with Landlord's statement.

                              ARTICLE 6

           SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

     6.01. This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to, all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages", the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor", and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "superior mortgagee".

                                  ARTICLE 7

                               QUIET ENJOYMENT

     7.01. So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 6, to the superior leases and the superior mortgages.

                                  ARTICLE 8

                       ASSIGNMENT, MORTGAGING, SUBLETTING

     8.01. Neither this lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet, or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.


     8.02. If this lease be assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, undertenant or occupants as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

     8.03. Provided Tenant complies with the following conditions Landlord shall not unreasonably withhold its consent to the subletting of all or a portion of the Demised Premises:

          (a) Tenant shall submit in writing to Landlord (i) the name of the proposed subtenant, (ii) the nature and character of the proposed subtenant's business and the intended use to be made of the Demised Premises by the proposed subtenant, (iii) the terms and conditions of the proposed sublease and (iv) such reasonable financial information as Landlord may request regarding the proposed subtenant;

          (b) If Tenant requests the right to sublease, the Landlord, at Landlord's election may (i) elect to sublease the Demised Premises directly from Tenant either upon (x) the same terms and conditions offered to the proposed subtenant or (y) upon the same terms and conditions as set forth in this Lease or (ii) cancel this lease as to that portion of the Demised Premises which Tenant desires to sublease, in which event Tenant agrees to surrender all of its right, title and interest hereunder and Landlord may thereafter enter into a direct lease with the proposed subtenant or with any other persons as Landlord may desire, or (iii) consent to the subletting on such terms and conditions as established by Landlord, including Landlord's participation in any rentals received by Tenant. Landlord's election under this subdivision
     (b) shall be made within thirty (30) days after the information set forth in subdivision (a) hereof has been received by Landlord;

          (c) Landlord has obtained consent to such proposed subletting by any superior lessor and/or superior mortgagee provided such superior lessor and/or superior mortgagee requires consent to the subletting.

          (d) Notwithstanding anything to the contrary contained herein, Tenant agrees not to offer the Demised Premises or any part thereof to any other tenant in the Building or their subsidiaries or affiliates at a rental less than the then current rental rate for office buildings in the surrounding area. Tenant further agrees that it shall not place any signs on the windows located in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing.

     8.04. Tenant shall remain fully liable for the performance of all Tenant's obligations hereunder notwithstanding any subletting provided for herein (except to Landlord), and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant.

     8.05. Tenant shall not without the prior written consent of Landlord assign this lease and the provisions of Section 8.03 with respect to subletting shall equally apply to any assignment of this lease. Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder. In the event that Tenant hereunder is a corporation (other than one whose shares, now or in the future, are regularly and publicly traded on a recognized stock exchange including over the counter, or is a public company or merges with a public company), then any substantial change in the ownership of any/or power to vote the majority of the outstanding capital stock of Tenant, other than by inheritance or operation of law, shall be deemed an assignment of this lease and the provisions with respect thereto shall be applicable.

     8.06. Notwithstanding anything to the contrary contained in this Article with respect to assignment or subletting, Landlord hereby agrees that its consent to any assignment and/or subletting (a) to any parent, affiliate or wholly-owned subsidiary of Tenant (as defined in Rule 240.12b-2 under the Securities Exchange Act of 1934) or (b) to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant, shall not be unreasonably withheld.

                                   ARTICLE 9

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                             OF PUBLIC AUTHORITIES

     9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant, or (iv) breach of any of Tenant's obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02.

     Nothing contained herein shall be construed to require Tenant to make structural alterations to the Building except to the extent that same are required by reason of Tenant's specific use (other than general office).

     9.02. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that

          (a) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

          (b) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such noncompliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

          (c) Tenant shall keep Landlord advised as to the status of such proceedings.

                               ARTICLE 10

                               INSURANCE

     10.01. Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the county which the Demised Premises are situate, and shall not do, or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and @t normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Section by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.


     10.02. If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or other tenants shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

     10.03. In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or 'make up' of rates for the Building or the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

     10.04. Tenant shall obtain and keep in full force and effect during the term of this lease at its own cost and expense Public Liability Insurance, such insurance to afford protection in an amount of not less than $1,000,000 for injury or death and $1,000,000 for damage to property, protecting and naming the Landlord and the Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated, to make such payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be additional rent and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of three points in excess of prime rate of the Chase Manhattan Bank N.A. Tenant will use its best efforts to include in such public liability insurance policy a provision to the effect that same will be non-cancellable, except upon reasonable advance written notice to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term of this lease. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder together with interest thereon at the rate of three points in excess of prime rate of the Chase Manhattan Bank N.A.

     10.05. Landlord and Tenant agree to use their best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party or if such waiver shall be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be or shall cease to be obtainable without additional charge, or at all, the insured party shall so notify the other party after learning thereof. In such a case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver agreement or permission shall, if obtainable, be included in the policy.

     10.06. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this lease and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional assured, as provided in Sections 10.04 and 10.05. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided that the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

     10.07. The waiver of subrogation or permission for release referred to in Section 10.05 shall extend to the agents of each party and its and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.06 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.06 shall be deemed to relieve either party of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this lease. Except as otherwise provided in Section 10.04, nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Section 10.05, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee or pledgee.

                                  ARTICLE 11

                             RULES AND REGULATIONS

     11.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

     11.02. Nothing contained in this lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                             ARTICLE 12

                          TENANT'S CHANGES

     12.01. Tenant shall make no changes, alterations, additions, installations, substitutions or improvements (hereinafter collectively called "changes", and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the express prior written consent of Landlord.

          All proposed Tenant's Changes shall be submitted to Landlord for written approval at least sixty (60) days prior to the date Tenant intends to commence such changes, such submission to include all plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant's Changes. If Landlord consents to Tenant's Changes, Tenant may commence and diligently prosecute to completion Tenant's Changes, under the direct supervision of Landlord.

          Tenant shall pay to Landlord a supervision fee (which shall include the cost of review of the proposed Tenant's Changes) equal to ten (10%) percent of the certified cost of completion of Tenant's Changes. Prior to the commencement of Tenant's changes, Tenant shall pay to Landlord ten
(101) percent of the estimated cost of completion (the "Estimated Payment") as additional rent. Within fifteen (15) days after completion of Tenant's Changes,

Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true of the total cost of completion of Tenant's Changes (the "Total Cost"). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded ten (10%) percent of the Total Cost, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the delivery of the certified statement or (b) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such certified statement furnished by Tenant shall indicate that ten (10%) percent of the Total Cost exceeded Tenant's Estimated Payment, Tenant shall, simultaneously with the delivery to Landlord of the certified statement pay the amount of such excess to Landlord as additional rent. If Landlord performs all of the work contemplated by Tenant's Changes at a cost to be mutually agreed upon between Landlord and Tenant, the supervision fee shall be waived.

     12.02. Notwithstanding the provisions of Section 12.01, all proposed Tenant's Changes which shall affect or alter:

          (a) the outside appearance or the strength of the Building or of any of its structural parts,

          (b) any part of the Building outside of the Demised Premises,

          (c) the mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems, shall be performed only by the Landlord, at a cost to be mutually agreed upon between Landlord and Tenant.


     12.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, in which Landlord and its agents shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of

Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing, and Tenant shall deliver such removed fixtures to Landlord.

     12.04. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel, mortgage or any action or proceeding brought thereon. Tenant, at its expense . shall procure the satisfaction or discharge of all such liens within fifteen (15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of Section 9.02.

     12.05. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and Building, nor interference with the business of Landlord or any tenant or occupant of the Building.

                            ARTICLE 13

                        TENANT'S PROPERTY

     13.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

     13.02. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the

Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

     13.03. At or before the Expiration Date, or the date of an earlier termination of this lease, or as promptly as practicable after such An earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and if requested by Landlord all items of work done by or on behalf of Tenant after the Commencement Date shall be removed by Tenant and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal.

     13.04. Any other items, of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, in such manner as Landlord may see fit, at Tenant's expense.

                              ARTICLE 14

                       REPAIRS AND MAINTENANCE

     14.01. Tenant shall take good care of the Demised Premises.
Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, (except those of the nature described in Section 12.02 which shall be done by Landlord at Tenant's cost and expense) in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Finish Work or Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of per-forming any of Tenant's Finish Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant, at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.

     14.02. Landlord, (subject to the provisions of Section 5.04), shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make with all due diligence all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

     14.03. Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises.

     14.04.    SEE PAGE 21A

     14.04. Notwithstanding anything contained in Article 14, Landlord acknowledges that Tenant shall not be obligated to repair, replace or correct any damage, nicks, scratches or defects which are in existence within the Demised Premises as of the Commencement Date. Within five (5) days of Tenant's occupancy, Tenant shall provide Landlord with a list of the aforesaid defects. Tenant shall have no obligation to repair, replace and/or correct such deficiencies during the term of the Lease or at the expiration hereof. Should Tenant, at its volition, but in accordance with the terms of this Lease, correct any such deficiencies, Landlord shall have no obligation to Tenant on account thereof.























                                     -24A-

                                   ARTICLE 15

                                   ELECTRICITY

     15.01. Landlord shall furnish the electric energy that Tenant shall require in the Demised Premises. Tenant shall pay to Landlord, as additional rent, for all electric energy furnished to Tenant at the Demised Premises. Additional rent for such electric energy shall be calculated and payable in the manner hereinafter set forth.

     15.02. Within a reasonable time after the commencement of the term of this lease, subsequent to Tenant's having taken occupancy of the Demised Premises and having installed and commenced the use of Tenant's electrical equipment, Landlord, at Tenant's sole expense, shall cause a survey to be made by a reputable independent electrical engineer or similar agency of the estimated use of electric energy (other than for heat and air conditioning) to the Demised Premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates. Tenant shall pay Landlord the cost of such electric energy, as so calculated, on a monthly basis, as additional rent, together with its payment of fixed rent.

     Until such time as Landlord shall complete the afore-described survey, Tenant shall pay to Landlord, each and every month, as additional rent, for and on account of Tenant's electrical consumption, the sum of $673.44 to be applied against Tenant's obligations hereunder. Upon completion of the survey, there shall be an adjustment for the period from the Commencement Date through the date that the results of the survey shall be effectuated as shall be required. Landlord shall have the right, at any time, during the term of this Lease, to cause the Demised Premises to be resurveyed. In the event that such resurvey shall indicate increased electrical consumption by Tenant at the Demised Premises, there shall be an adjustment in the amount paid by Tenant to Landlord for Tenant's electrical consumption in accordance with the survey as well as an adjustment retroactive to the date Landlord establishes Tenant's increase in electrical consumption in excess of the consumption established by the prior survey. Such increased costs shall be calculated based upon the retail cost of electricity to Landlord.

     Landlord shall submit to Tenant the results of any electrical survey and the same shall be deemed binding upon Tenant unless Tenant shall object to same within ninety (90) days of the date that Landlord shall furnish Tenant with the results of the survey. In the event that Landlord and Tenant cannot agree upon the results of a survey the same shall be submitted to arbitration in accordance with Article 33, provided, however, until such time as the arbitration shall have been concluded, the results of Landlord's survey shall be utilized for the purposes of determining Tenant's electrical consumption with an appropriate adjustment to be made based upon the results of the arbitration.

     15.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises at Tenant's expense.

     15.04. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances or equipment to the Building electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for heating and air-conditioning) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such addi-tional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly additional rent payable pursuant to Section 15.02 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.


     15.05. If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this lease, the additional rent payable pursuant to Section 15-02 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to the Demised Premises effective as of the date of any increase. Landlord and Tenant agree that the rate charged to Tenant for electricity shall not be greater than the rate Tenant would have paid had the Demised Premises been separately metered.

     15.06. Tenant agrees within three (3) months from the Commencement
Date to submit to Landlord a list of fixtures and equipment utilizing electric current including, but not limited to, copying machines, computers and word processing equipment and equipment of a similar nature. On the first day of each calendar quarter thereafter, Tenant shall submit to Landlord a statement indicating any substantial changes in the list previously supplied as same may be updated by the required quarterly statements.

                                ARTICLE 16

                   HEAT, VENTILATION AND AIR-CONDITIONING

     16.01. Landlord, subject to the provisions of Section 5.04, shall maintain and operate the heating, ventilating and air-conditioning systems (hereafter called "the systems") and shall furnish heat, ventilating and air-conditioning (hereinafter collectively called "air-conditioning service") in the Demised Premises through the systems, in compliance with the performance specifications set forth in Exhibit C, as may be required for comfortable occupancy of the Demised Premises during REGULAR HOURS (that is, generally customary daytime business hours, FE not before 8:00 a.m., or after 6:00 p.m. weekdays) on BUSINESS DAYS (which term is used herein to mean all days except Saturdays, Sundays and days observed by the Federal or the state government as legal holidays) throughout the year. If Tenant shall require air-conditioning service at any other time (hereinafter called "after hours"), Landlord shall furnish such after hours air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand.

     16.02. Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air-conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant's expense, as Tenant's Changes pursuant to Article 12.

                                     ARTICLE 17

                              LANDLORD'S OTHER SERVICES

     17.01. Landlord, subject to the provisions of Section 5.04, shall provide public elevator service, passenger and service, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times.

     17.02. Landlord, subject to the provisions of Section 5.04, shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for prepa-ration, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purpose areas requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor and their employees shall have after-hours access to the Demised Premises and the free use of light, power and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.

     17.03. Landlord, subject to the provisions of Section 5.04, shall furnish adequate hot and cold water to each floor of the Building for drinking, lavatory and cleaning purposes, together with soap, towels and toilet tissue for each lavatory. If Tenant uses water for any other purpose, Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof, on the rendition of Landlord's bills therefor.

     17.04. Landlord, at its expense, and at Tenant's request, shall insert initial listings on the Building directory of the names of Tenant, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the space on the Building directory. All Building directory changes made at Tenant's request after the Tenant's initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within ten (10) days after Landlord has submitted an invoice therefor.

     17.05. Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or be reason of any other cause beyond Landlord's reasonable control.

     17.06. Landlord shall make available for Tenant's use in common with other tenants of the Building the parking area adjacent to the Building.

     17.07. The Building and the Demised Premises shall be cleaned in accordance with the Cleaning and Maintenance Schedule set forth on Exhibit D annexed hereto and made a part hereof.

                                      ARTICLE 18

                     ACCESS, CHANGES IN BUILDING FACILITIES, NAME

     18.01. All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair are reserved to Landlord.

     18.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

     18.03. Landlord or Landlord's agent shall have the right upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes repainting or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

     18.04. During the period of six (6) months prior to the Expiration
Date Landlord may exhibit the Demised Premises to prospective tenants. Such activities shall be upon twenty four (24) hours notice and shall be during reasonable business hours.

     18.05. Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided however that such changes shall not reduce the size of the Demised Premises.

      18.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

                                  ARTICLE 19

                             NOTICE OF ACCIDENTS

     19.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                              ARTICLE 20

                  NON-LIABILITY AND INDEMNIFICATION

     20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents or employees without contributory negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

     20.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or
(y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding. Tenant's liability pursuant to this section shall be limited to the extent of the insurance required to be carried by Tenant pursuant to the terms of this lease.

     20.03. Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.

                                     ARTICLE 21

                                DESTRUCTION OR DAMAGE

     21.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its. employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property.

     21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause not attributable to the fault or negligence of Tenant, its agents or employees, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored; provided, however, if the damage shall be attributable to the fault or negligence of Tenant, its agents or employees, then rent shall continue but shall be reduced by any amounts received by Landlord pursuant to Landlord's coverage for business interruption and/or rent insurance attributable to the Demised Premises. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

     21.03. If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than 25% of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within 180 days after the date of the casualty. In case of any damage or destruction mentioned in this Article, Tenant may terminate this lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

     21.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy. In the event that the Building and/or the Demised Premises shall not have been substantially repaired within six (6) months from the date of the damage and destruction (plus three months if force majeure applies) then Tenant shall have the right to terminate this Lease upon ten days prior written notice.

     21.05. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors in connection with the processing of any claim, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents.

     21.06. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that Tenant shall maintain insurance on Tenant's Property, Landlord shall not be obligated to repair any damage thereto or replace the same.

     21.07. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

     21.08. If the Demised Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord shall have the right to terminate this lease upon giving the Tenant thirty (30) days notice and upon the expiration of said thirty (30) day notice period this lease shall terminate as if such termination date were the Expiration Date.

                                  ARTICLE 22

                                EMINENT DOMAIN

     22.01. If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

     22.02. If any part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to.terminate this lease in the event of a partial taking, if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord this lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

     22.03. Except as specifically set forth in Section 22.04 hereof, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award.

     22.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive any award which does not serve to diminish Landlord's award in any respect and, if so awarded, for the taking of Tenant's Property and for moving ex-penses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid' by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

     22.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises provided that Landlord's liability under this Section 22.05 shall be limited to the net amount (after deducting all costs and expenses, including, but not limited to, legal expenses incurred in connection with the eminent domain proceeding) received by Landlord as an award arising out of such taking, and provided further that Landlord shall have the right, if such taking occurs within the last six (6) months of the term of this lease, to terminate this lease by giving the Tenant written notice to such effect within ninety (90) days after such taking and this lease shall then expire on the effective date stated in the notice as if that were the Expiration Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking.

     22.06. Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then, (i) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 22.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

     22.07. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 33.

                                  ARTICLE 23

                                  SURRENDER

     23.01. On the last day of the term of this lease, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease. Landlord reserves the right to require Tenant to remove all items installed by, for or on behalf of Tenant in excess of the Building standard items ("Landlord's Work").

                                 ARTICLE 24

                           CONDITIONS OF LIMITATION

     24.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, Landlord may give Tenant a notice of intention to end the term, of this lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

     24.02. This lease and the term and estate hereby granted are subject to the further limitation that;

          (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to

Landlord, on any day upon which the same ought to be paid, and such default shall continue for ten (10) days after written notice thereof, or

          (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice to Landlord as shall reasonably be necessary, or

          (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 8, or

          (d) whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty), or

          (e) if Tenant shall default in the timely payment of rent or additional rent and any such default shall continue or be repeated for a total of four (4),months in any period of twelve (12) months, or more than three (3) times in any six (6) month period, and Tenant shall default in the performance of any other term of this lease to be performed by Tenant, then, notwithstanding that such defaults shall have each been cured within the applicable period, then any similar default shall be deemed to be deliberate and Landlord may thereafter serve a notice of termination upon Tenant without affording to Tenant an opportunity to cure such default;

then and in any of said cases this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord's election to terminate the Lease and the term hereof shall expire and come to an end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the rent and additional rent which subsequently accrues and for damages as provided in Article 26.

                                  ARTICLE 25

                             RE-ENTRY BY LANDLORD

     25.01. If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after written notice thereof, or if this lease shall expire as in Article 24 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word "re-enter", as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

     25.02. In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

     25.03. If this lease shall terminate under the provisions of
Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                     DAMAGES

     26.01. If this lease is terminated under the provisions of Article
24, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 25, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

          (a) a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

               (1) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises, over

               (2) the aggregate rental value of the Demised Premises for the same period, or

          (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Ten-ant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

     26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises.
Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.

     26.03. In addition to the foregoing and without regard to whether this lease is terminated, Tenant shall pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this lease, provided Landlord prevails.

                                ARTICLE 27

                                 WAIVERS

     27.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

     27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

     27.04. The provisions of Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.

                               ARTICLE 28

                     NO OTHER WAIVERS OR MODIFICATIONS

     28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a.waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

     28.02. The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

          (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

          (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

          (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                     ARTICLE 29

                       CURING TENANT'S DEFAULTS, ADDITIONAL RENT

     29.01. If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten
(10) days from the date Landlord gives Tenant notice of intention so to do, or
(ii) the applicable grace period provided in Section 24.02 or elsewhere in this lease for cure of such default, whichever occurs later.

     29.02. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                ARTICLE 30

                                  BROKER
     30.01. Tenant covenants, warrants and represents that there was no
broker except          None           (Broker) instrumental in consummating
this lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker except Broker. Landlord agrees to pay Broker pursuant to separate agreement.

                             ARTICLE 31

                              NOTICES

     31.01. Any notice, statement, demand or other communications required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) and shall be deemed to have been given, rendered or made on the date following the date of mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it. In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

                             ARTICLE 32

                    ESTOPPEL CERTIFICATE, MEMORANDUM

     32.01. Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days prior notice, to execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modi-fications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. If Tenant fails to deliver such notice, Landlord shall be deemed appointed as Tenant's attorney-in-fact to prepare and deliver such notice on behalf of Tenant, and Tenant shall be deemed bound thereby upon Landlord's furnishing a copy of the notice to Tenant.

     32.02. At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this lease sufficient for recording. Such memorandum shall not in any circumstances be deemed to change or otherwise affect any of the obligations or provisions of this lease. The aforedescribed memorandum shall not include the rent or additional rent reserved hereunder.

                                ARTICLE 33

                               ARBITRATION

     33.01. The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this lease by arbitration unless determination in such manner shall have been specifically provided for in this lease.

     33.02. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided however that:

          (a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

          (b) if the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for a court appointment of such arbitrator.

     33.03. Each arbitrator shall be a fit and impartial person who shall have had at least 5 years' experience in a calling connected with the matter of the dispute.

     33.04. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any. organization successor thereto).
The arbitrators shall render their decision and award, upon the concurrence of at least two of the their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this lease. Judgment may be had on the decision and award of the arbitrators) so rendered in any court of competent jurisdiction.

     33.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expense's of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

     33.06. Notwithstanding the provisions of this Article, if any delay in complying with any requirements of this lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage, Landlord may exercise its right under Article 29, to remedy such default and in such event the sole question to be determined by the arbitrators under this Article, shall be whether Tenant is liable for Landlord's cost and expenses of curing such default.

                               ARTICLE 34

         NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

     34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreements made concurrently herewith are hereinafter referred to as the "lease documents".
It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying Upon any statement or representation not embodied in the lease documents, made by the other.

     34.02. If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom for which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

     34.03. This lease shall be governed in all respects by the laws of the State of New Jersey.

                               ARTICLE 35

                                SECURITY

     35.01. Tenant shall deposit with Landlord the sum of $20,472.50 upon the execution of this Lease. Said deposit (sometimes referred to as the "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all the terms of the lease by said Tenant to be observed and performed. The Security Deposit shall not and may not be mortgaged, assigned, transferred or encumbered by Tenant, without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the fixed or additional rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants and conditions of the lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord, toward the payment of fixed or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to the expiration of the Demised Term shall not be deemed such a termination of the lease as to entitle Tenant to the recovery of the Security Deposit. If Tenant complies with all of the terms, covenants and conditions of the lease and pays all of the fixed and additional rent and all other sums payable by Tenant to Landlord as they fall due, the Security Deposit shall be promptly returned in full to Tenant after the expiration of the Term of the Lease and Tenant's satisfaction of all its obligations accruing prior to the Lease expiration date. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of fixed and additional rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord may deliver the then balance of the Security Deposit to the transferee of Landlord's interest in the Demised Premises and Landlord shall thereupon by discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees. No holder of a superior mortgage or a lessor's interest in a superior lease to which the lease is sub ordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgagee or lessor actually shall have received the entire Security Deposit.

     35.02.    SEE PAGE 47-A

     35.02. Tenant shall be permitted to satisfy its Security Deposit obligation with a Letter of Credit, which Letter of Credit shall be held by Landlord subject to the same terms and conditions as are set forth in Section
35.01. Such Letter of Credit shall be acceptable to Landlord and shall be issued by a New Jersey or New York bank acceptable to Landlord, shall be irrevocable and shall be automatically renewable during the term of the Lease. Said Letter of Credit shall be unconditional and shall otherwise meet Landlord's standard requirements.




















                                     -50A-

                             ARTICLE 36

                           PARTIES BOUND

     36.01. The obligation of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in
Article 24. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

     36.02. If Landlord shall be an individual, joint venture, tenancy in common, copartnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Further, Tenant agrees that Landlord shall not be liable to Tenant for any special, indirect, or consequential damages arising out of Landlord's breach of this Lease.

                                 ARTICLE 37

                                  CONSENTS

     37.01. Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

     37.02. Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance injunction or declaratory judgment. In the event of such a deter-mination, the requested consent shall be deemed to have been granted, however, Landlord shall have no liability to Tenant for its refusal or failure to give such consent. The sole remedy for Landlord's unreasonably withholding or delaying of consent shall. be as provided in this Article.

                             ARTICLE 38

                MORTGAGE FINANCING - TENANT COOPERATION

     38.01. In the event that Landlord desires to seek mortgage financing secured by the Demised Premises, Tenant agrees to cooperate with Landlord in the making of any application(s) by Landlord for such financing including the delivery to Landlord's mortgage broker or mortgagee, such information as they shall require with respect to Tenant's occupancy of the Demised Premises, including, but not limited to the current financial statement of Tenant, but Tenant shall not be required to deliver such information directly to Landlord, all of the above to be at no cost and expense of Tenant. In the event that Landlord's mortgagee shall request changes to the within lease in order to make same acceptable to Landlord's mortgagee, Tenant agrees to consent to such changes provided such changes shall not affect the term of this lease nor the financial obligations of Tenant hereunder.

                            ARTICLE 39

                      ENVIRONMENTAL COMPLIANCE

     39.01 Tenant shall, at Tenant's sole expense, comply with the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq. and the regulations, promulgated thereunder ("ECRA") as same shall arise from Tenant's use and occupancy of the leased Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP determine that a cleanup, plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances of wastes at the premises which occur during the term of this lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expenses prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ECIRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this lease and were caused by Tenant or its agents or contractors; and from all fines, suits procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the ECRA Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this lease and were caused by Tenant or its agents or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of non-applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 40

                                  HOLDING OVER

     40.01. Tenant will have no right to remain in possession of all or any part of the Demised Premises after the expiration of the Term. If Tenant remains in possession of all or any part of the Demised Premises after the expiration of the Term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only;
(b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and (c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty (30) days prior written notice or (ii) the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to one hundred fifty percent (150%) of the monthly rent payable during the last month of the Term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such Holding Over.

                                ARTICLE 41

                    CERTAIN DEFINITIONS AND CONSTRUCTIONS

     41.01. For the purpose of this lease and all agreements supplemental to this lease, unless the context otherwise required the definitions set forth in Exhibit F annexed hereto shall be utilized.

     41.02. The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.


     41.03. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

     41.04. The Article headings in this lease and the Index prefixed to this lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this lease.

                                ARTICLE 42

                            RELOCATION OF TENANT

     42.01. Landlord at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Demised Premises to another location of comparable size and decor in the building complex commonly known and designated as Twin Towers at Metro Park consisting of 379 Thornall Street and 399 Thornall Street, Edison, New Jersey in order to permit Landlord to consolidate the Demised Premises with other space leased or to be leased by another tenant in the building (provided, however, that in the event of receipt of any such notice prior to June 1, 1992, Tenant by written notice to Landlord may elect not to move to the other space and in lieu thereof may terminate this Lease). In the event of any such relocation, Landlord shall be responsible for the expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Demised Premises. Notwithstanding the foregoing, Landlord agrees that Tenant shall not be obligated to relocate during the first six (6) months of this Lease calculated from the Commencement Date.

                              ARTICLE 43

                            OPTION TO RENEW

     43.01. Provided that Tenant is not then in default of the terms, covenants and provisions of this Lease, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of two (2) years (the "Renewal Period") commencing on the day after the initial Expiration Date upon the same terms and condition as set forth in this Lease other than the fixed annual rental which shall be one Hundred Forty Eight Thousand, Six Hundred Ninety Five and 00/100 ($148,695.00) Dollars (calculated on the basis of $23.00 per rentable square foot for 6,465 rentable square feet). Said fixed annual rental shall be payable in equal monthly installments of Twelve Thousand, Three Hundred Ninety One and 25/100 ($12,391.25) Dollars in advance on the first day of each and every month of the Renewal Period. The base year for calculation of additional rent for increase in taxes and operating expenses for the Renewal Period shall be as defined in this Lease. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void.

                                    ARTICLE 44

                                  "AS IS" LEASE

     44.01. Notwithstanding anything contained in this Lease, and specifically in Article 3 and Article 4, Landlord agrees to demise and Tenant hereby agrees to accept the Demised Premises in an "AS IS CONDITION". Tenant has inspected the Demised Premises and accepts same in their condition. Landlord's only obligation shall be to provide a Certificate of Occupancy in accordance with Section 4.01(a). Accordingly, Landlord has no obligation to perform "Landlord's Work". Further, except as may otherwise be set forth in a separate letter agreement as contemplated by Section 4.01(b), there shall not be any "Tenant's Finish Work".

                                 ARTICLE 45

                          DEMISING CONSIDERATION

     45.01. In consideration of Landlord downsizing its standard unit to meet the requirements of Tenant and incurring substantial costs to prepare a downsized Demised Premises, Tenant agrees to pay Landlord, upon execution of this Lease, the sum of $61,921.50.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

WITNESS:              LANDLORD:   METRO FOUR ASSOCIATES
                                  LIMITED PARTNERSHIP, a New
                                  Jersey Limited Partnership
- ---------------
                                  /s/ Dominick Alfieri
                                  ------------------------
                                  BY:  DOMINICK ALFIERI
                                  TITLE:  GENERAL PARTNER


ATTEST:               TENANT:     DIGITRAN CORP., a Delaware
                                  Corporation
- ---------------

                                  /s/ Peter S. Macaluso
                                  ----------------------
                                  BY:   PETER S. MACALUSO
                                  TITLE:  VICE PRESIDENT

METRO FOUR ASSOCIATES
LIMITED PARTNERSHIP, AS LANDLORD

DIGITRAN CORP., AS TENANT





                              EXHIBIT A

                          DESCRIPTION OF LAND

                           DESCRIPTION OF LAND
                           379 THORNALL STREET

     Beginning at a point in the new Southeasterly Right-of-Way line of Thornall Street, distant Southwestardly 1541.34 feet from the intersection formed by the Southeasterly Right-of-Way line of Thornall Street, with the Southwesterly Right-of-Way line of Wood Avenue South and from said beginning point running:

(1) South 53 degrees 23 minutes 59 seconds East, along a new line in Lot 2-B-4 in Block 676, as shown on the current Township of Edison Tax Map, 264.80 feet to a point; running thence

(2) South 36 degrees 36 minutes 01 seconds West, 79.19 feet to a point; running thence

(3) South 53 degrees 23 minutes 59 seconds East, 612.14 feet to a point; running thence

(4) South 31 degrees 14 minutes 31 seconds West, along the common line between Lots 2-B-4 and 5, in Block 676, as shown on the current Township of Edison Tax Map, 280.48 feet to a point; running thence

(5) North 53 degrees 23 minutes 59 seconds West, along the common line between Lots 2-B-3 and 2-A, in Block 676, as shown on said Tax Map, 889.65 feet to a point in the new Southeasterly Right-of-Way line of Thornall Street; running thence

(6) Northeastwardly, along the new Southeasterly Right-of-Way line of Thornall Street, along a curve to the left having a radius of 4,694.00 feet and an arc length of 355.79 feet to a point, said point being the point and place of BEGINNING.

Being known as Lot 2-B-3 in Block 676 on the Tax Map on the Township of Edison containing 6.12 acres.

The area upon which the rental was based was 6.12 acres plus an additional
 .021 acres representing that area dedicated to the Township of Edison for road widening for a total allocated acreage of 6.141 acres.

Subject to easements, restrictions and covenants of record and such state of facts as an accurate survey may reveal.

METRO FOUR ASSOCIATES
LIMITED PARTNERSHIP, AS LANDLORD

DIGITRAN CORP., AS TENANT




                                    EXHIBIT B



                                   FLOOR PLAN


          Exhibit B was not completed or attached to original document.

METRO FOUR ASSOCIATES
LIMITED PARTNERSHIP, AS LANDLORD

DIGITRAN CORP., AS TENANT




                                EXHIBIT C



          Pursuant to Article 44, Tenant has accepted the Demised Premises in an "AS IS CONDITION".

METRO FOUR ASSOCIATES
LIMITED PARTNERSHIP, AS LANDLORD

DIGITRAN CORP., AS TENANT


                               EXHIBIT D

              CLEANING AND MAINTENANCE SPECIFICATIONS

Landlord will provide building standard cleaning services to the tenant area and the ground floor lobby area in accordance with the following specifications:

1.   GENERAL CLEANING
     Nightly
     a. Empty all waste receptacles, removing waste to designated central location for disposal.

     b. Empty and wipe clean all ashtrays. Screen and clean all sand urns.

     c.   Wash and disinfect all water coolers and drinking fountains.

     d. Wipe clean fingermarks, smudges, etc. from all doors and wall surfaces.

     e.   Clean all Tenant's interior stairways.

     f.  Replace plastic liners in all waste-disposal cans.
         Weekly

     a. hand-dust all office equipment, furniture, fixtures, including panelling, shelving and window sills, telephones and door louvers, and all flat surfaces with a treated cloth or yarn duster.

2.   Group A - Ceramic tile, marble, terrazzo.

     Group B - Linotile, asphalt, koroseal, plastic vinyl, rubber, wood, cork or other types of floors and base.

     Nightly

a.   All floors in Group A to be swept and wet-mopped.

b. All floors in Group B to be dry-mopped, using a "dustdown" preparation, and spots to be removed by wet process.

     Periodic

     a. A wet mopping, waxing, buffing, stripping or machine scrubbing of the floors in Group B will be accomplished whenever required to maintain a hard lustrous finish and will be governed by the amount of wear due to weather and other conditions.

3. VACUUMING

     Nightly

     a. Vacuum once per week, carpet-sweep four times per week, all rugs and carpeted areas; moving light furniture and office equipment other than desks and file cabinets. Spot clean to remove soluable spots which safely respond to standard spotting procedures without risk of injury to color or fabric.

4.   HIGH DUSTING

     Periodic
     a. Dust all closet shelving and wash all closet floors, when accessible, monthly.

     b. Damp dust all pictures, charts, graphs, etc. , not reached in nightly cleaning, quarterly.

     c. Dust clean all vertical surfaces such as walls, partitions, doors, door bucks and other surfaces not reached in nightly cleaning, quarterly.

     d. Damp dust ceiling air conditioning diffusers, wall grills, door louvers, registers and venetian blinds, quarterly.

     e.   Dust exterior of light fixtures, annually.

5.   WASHROOMS AND TOILETS

     Nightly
     a. Sweep, mop, rinse and dry floors; polish mirrors and bright-work, clean enameled surfaces.

     b. wash and disinfect basins, urinals and bowls, using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.

     c.   wash and disinfect both sides of all toilet seats.

     d. Supply and service all toilet tissue, soap, towels, and sanitary napkins. Sanitary napkins will be supplied in coin operated dispensers.

     e. All wastepaper cans and all receptacles are to be emptied and new plastic liners installed.

     f. Hand dust and wash clean all partitions, tile walls, dispensers and receptacles in lavatories and vanity area.

     g.   Empty and clean sanitary disposal receptacles.

     Weekly

     a.   Wash down walls in washrooms and stalls, from trim to floor.

6. ELEVATORS

     Nightly

     a. Clean the floor in accordance with specifications outlined above based upon the type of flooring installed. The doors, surfaces and fixtures shall be dusted daily and damp wiped weekly.

7. GLASS

     Periodic

     a. Clean both sides of all lobby glass, including the building entrance doors, nightly.

     b.   Clean all perimeter windows quarterly.

     c. Clean glass partitions, doors and furniture once every six months (limited to reasonable quantities).


8.   MISCELLANEOUS

     a. Check all stairwells and landings nightly throughout entire demised area, and keep in clean condition. All stairways and landings will be dry mopped nightly. Railings, ledges, and equipment will be dusted nightly. These areas will be wet mopped weekly, scrubbed when necessary, and where required, shall be waxed and buffed weekly.

     b.   Wipe down mail chute and mail depository nightly.

     c. on completion of work all slop sinks are to be thoroughly cleaned, and cleaning equipment stored neatly in designated locations.

     d. All cleaning services except those performed by day porters, window cleaners and matrons are to be performed nightly, five nights per week. No Saturday, Sunday or bank holiday service to be provided. In no event shall performance of any cleaning service interfere with Tenant's normal business operation.

     e. The Contractor or Landlord is to furnish all necessary approved cleaning materials, implements and machinery for the satisfactory completion of the work. This includes scaffolding, vacuum machines and scrubbing machines, etc.

     f. Contractor shall furnish proof of liability and property damage insurance suitable to the bank, and workman's Compensation Insurance, in amounts required under the laws of New Jersey.

     g. Tenant will be charged for cleaning services in excess of the specifications outlined above.

     h. Tenant will be charged for the incremental cost to clean any areas of the Demised Premises used for special purposes requiring more difficult cleaning work than office areas, including, but not limited to private toilets and showers, dining areas, cafeteria, kitchen, etc.

METRO FOUR ASSOCIATES
LIMITED PARTNERSHIP, AS LANDLORD

DIGITRAN CORP., AS TENANT




                            EXHIBIT E

                     RULES AND REGULATIONS

     1. The rights of tenants in the entrances, corridors, elevators and escalators of the building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

     2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgement of the Landlord be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the

Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall co-operate to prevent the same.

     3. No tenant shall obtain or accept for use in its premises ice, food for on premises preparation other than warming, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building, sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord. Tenant may have a coffee service, subject to Landlord's approval, and a kitchen for the use of its employees.

     4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

     5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by the Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by the Landlord at its expense; any other listings shall be in the discretion of the Landlord.

     6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises. Linoleum, tile or other floor covering shall be laid in a tenant's premises only in a manner approved by the Landlord.

     7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the building.

     8. No machines or mechanical equipment of any kind other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such

     9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or.other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

     10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to the Landlord.

     12. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

     13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

     14. All windows in each tenant's premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

     15. The Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.

METRO FOUR ASSOCIATES
LIMITED PARTNERSHIP, AS LANDLORD
DIGITRAN CORP., AS TENANT



                             EXHIBIT F

                            DEFINITIONS

          (a) The term mortgage shall mean an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall mean such a trustee.

          (b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

          (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

          (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

          (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of any of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 24.01 has occurred and continues or has not occurred or does not continue, as the case may be.

          (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

          (g) The term LAWS AND/OR REQUIREMENTS OF PUBLIC AUTHORITIES and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

          (h) The term REQUIREMENTS OF INSURANCE BODIES and words of like import shall mean rules, regulations, orders and other requirements of the New Jersey Board of Fire Underwriters and/or the New Jersey Fire Insurance Rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

          (i) The term REPAIR shall be deemed to include restoration and replacement as may e necessary to achieve and/or maintain good working order and condition.

          (j) Reference to TERMINATION OF THIS LEASE includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless ex-pressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

          (k) The term IN FULL FORCE AND EFFECT when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

          (l) The term TENANT shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the

Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

          (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

          (n) The rule of EJUSDEM GENERIS shall not be applicable to limit a general statement following referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

          (o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                        FIRST AMENDMENT TO LEASE
           BETWEEN METRO FOUR ASSOCIATES LIMITED PARTNERSHIP,
                             AS LANDLORD
                           AND DIGITRAN CORP.,
                                AS TENANT

     THIS FIRST AMENDMENT TO LEASE made this day of June, 1994 by and between METRO FOUR ASSOCIATES LIMITED PARTNERSHIP, a New Jersey Limited Partnership, c/o Alfieri Property Management, having an office at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911 ("Landlord") and DIGITRAN CORP., a Delaware Corporation, having an office at 379 Thornall Street, Edison, New Jersey, ("Tenant"),

                          W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into a Lease dated
May 28, 1992, (the "Lease") wherein Landlord let unto Tenant and Tenant hired from Landlord 6,465 rentable square feet on a portion of the 2nd floor ("Demised Premises") of a certain office building commonly known and designated as 379 Thornall Street, Edison, New Jersey (the "Building"); and

     WHEREAS, Landlord and Tenant have agreed to amend certain provisions in the Lease and to extend the term thereof.

     NOW THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth by and between the parties hereto, it is agreed as follows:

     1. The Lease is hereby extended for 6 months commencing as of June 1, 1994 and expiring on November 30, 1994 (the "Extended Term").

     2. The fixed rent during the Extended Term shall be $61,417.50 (calculated on the basis of $19.00 per rentable square foot for 6,465 rentable square feet) payable in advance in equal monthly installments of $10,236.25.

     3. Tenant shall continue to pay all electric charges, additional rent and Tenant's share of operating expenses and taxes, all in the manner currently paid in accordance with the Lease. Tenant's Base Year shall continue as originally set forth in the Lease.

     4. Article 39 of the Lease is hereby deleted and shall be substituted with the following:

     Tenant shall, at Tenant's sole expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Demised Premises, as well as any other environmental law, rule, or regulation affecting or affected by Tenant's use and occupancy of the Demised Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all the requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection and Energy ("NJDEPE"). Should the Bureau or any other division of NJDEPE, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expenses prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEPE. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEPE if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Demised Premises.

     5. Article 42 of the Lease is hereby deleted and substituted with the following:

     Landlord at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Demised Premises to another location of comparable size and decor in the Building or 399 Thornall Street, Edison, New Jersey in order to permit Landlord to consolidate the Demised Premises with other space in the Building for future occupancy (provided, however, that in event of receipt of any such notice, Tenant by written notice to Landlord may elect not to move to the other space and in lieu thereof may terminate the Lease, as amended). In the event of any such relocation, Landlord shall be responsible for the expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Demised Premises. Notwithstanding the foregoing, Landlord shall be entitled to rescind its notice of relocation within forty-eight (48) hours of Tenant having properly elected to terminate this Lease. In the event Landlord rescinds the notice as aforesaid, the Lease, as amended, shall continue in full force and effect.

     6. Provided that Tenant is not then in default of the terms, covenants, and provisions of the Lease, as amended, Landlord hereby grants to Tenant the right to renew the term of the Lease, as amended, for one (1) additional period of three (3) years (the "Renewal Period") commencing on the day after the Expiration Date of the Extended Term upon the same terms and conditions as set forth in the Lease, as amended, other than the fixed annual rental which shall be $17.50 per square foot. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Renewal Period. The base year for calculation of additional rent for increase in taxes and operating expenses for the Renewal period shall be calendar year 1995. Tenant shall exercise the within option by giving written notice to Landlord no later than September 10, 1994, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void.

     7. Except as modified herein, all of the terms, covenants and conditions set forth in the Lease remain in full force and effect during the Extended Term.



                             LANDLORD:
                             METRO FOUR ASSOCIATES LIMITED
                             PARTNERSHIP
WITNESS:                     a New Jersey Limited Partnership,


                             /s/  Dominick Alfieri
- -------------------------    ------------------------
                             By:  DOMINICK ALFIERI,
                                  General Partner


                             TENANT:
                             DIGITRAN CORP.,
ATTEST:                      a Delaware Corporation



                             /s/  Peter S. Macaluso
- -------------------------    ------------------------
                             By:  PETER S. MACALUSO
                             TITLE:  Vice President

                           SECOND AMENDMENT TO
                LEASE AGREEMENT BETWEEN METRO FOUR ASSOCIATES
                  LIMITED PARTNERSHIP, AS PRIOR LANDLORD,
                  THORNALL ASSOCIATES, AS LANDLORD AND
                      DIGITRAN CORP., AS TENANT

     THIS SECOND AMENDMENT TO LEASE, made this day of May, 1995 by and between METRO FOUR ASSOCIATES LIMITED PARTNERSHIP, ("Prior Landlord"), a New Jersey Limited Partnership, THORNALL ASSOCIATES, ("Landlord"), a New Jersey Limited Partnership, both c/o Alfieri Property Management, 399 Thornall Street, P.O. Box 291 1, Edison, New Jersey 08818-2911 and DIGITRAN CORP., ("Tenant"), a Delaware Corporation, having its principal office at 399 Thornall Street, Edison, New Jersey,

                                   WITNESSETH:

     WHEREAS, Prior Landlord and Tenant entered into a Lease dated May 28, 1992 (the "Lease") wherein Prior Landlord let unto Tenant and Tenant hired from Prior Landlord 6,465 rentable square feet on a portion of the second floor ("Existing Demised Premises") of a certain office building commonly known as 379 Thornall Street, Edison, New Jersey, ("Existing Building"); and

     WHEREAS, Prior Landlord and Tenant entered into a First Amendment to Lease dated June 6, 1994 wherein the term of the Lease was extended until November 3O, 1994 ("First Extension Term Expiration Date"); and

     WHEREAS, Prior Landlord and Tenant hereby acknowledge that as the First Extension Term Expiration Date, Tenant has occupied the Existing Demised Premises on a month-to-month basis; and

     WHEREAS, Prior Landlord and Tenant have agreed to extend the term of the Lease, to relocate the Tenant from the Existing Demised Premises to new premises in the building owned by Landlord known as 399 Thornall Street, Edison, New Jersey, and amend certain provisions in the Lease, as amended;

     NOW THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth between the parties, it is agreed as follows:

     1. Tenant hereby surrenders and Prior Landlord hereby accepts the surrender of the Existing Demised Premises located on the second floor of the Existing Building known and designated as 379 Thornall Street, Edison, New Jersey, consisting of 6,465 rentable square feet. Such surrender shall be effective as of the date the premises described in paragraph 2 hereof are ready for occupancy, Tenant has relocated to such premises and the Commencement Date therefore has commenced. Prior Landlord and Tenant agree that until such time as Tenant relocates to the premises described in paragraph 2 and the surrender of the Existing Demised Premises take effect, Tenant shall remain in the Existing Demised Premises and continue paying rent to Prior Landlord on a month-to-month basis pursuant to Article I of the Lease, as amended.

     2. Tenant hereby lets from Landlord and Landlord hereby demises to Tenant 8,441 rentable square feet on a portion of the third floor ("Demised Premises") of the building commonly known as 399 Thornall Street, Edison, New Jersey ("Building") as more particularly referred to in Exhibit A attached hereto and made a part hereof

     3. Tenant hereby accepts the Demised Premises in "As Is" condition and Landlord shall have no responsibility to perform any work to prepare the Demised Premises for Tenant's occupancy and use of same except that Landlord will deliver the space to the Tenant with the lighting in good working order as is set forth in paragraph 6 of Exhibit C, Landlord's Work, attached hereto and made a part hereof Any work to be performed in order to make the Demised Premises ready for occupancy shall be performed by Landlord at Tenant's sole cost and expense as per separate letter agreement.

     4. Landlord hereby accepts all the terms and conditions of the Lease, as amended, which Lease is expressly incorporated herein and made applicable to the Demised Premises except as modified herein.

     5. The term of this Second Amendment to Lease ("Second Extension Term") shall begin on the date following three (3) weeks written notice from Landlord to Tenant that the Demised Premises are ready for Tenant's occupancy ("Commencement Date") and shall expire 36 months after the Commencement Date ("Expiration Date").

     6. As of the Commencement Date of the Second Amendment to Lease, the fixed annual rent for the Second Extension Term shall be $147,717.50 per year (calculated on the basis of $17.50 per rentable square foot for 8,441 rentable square feet) payable in advance in equal monthly installments of $12,309.79.

     7. As of the Commencement Date of the Second Amendment to Lease, Tenant's Proportionate Share of Increase in Taxes and Operating Expenses for the Demised Premises shall be 2.6%.

     8. As of the Commencement Date of the Second amendment to Lease, Tenant's monthly charge for electricity shall be $879.27 per month.

     9. Article 5 of the Lease, as amended, shall be deleted and replaced with the following Article 5:

                                   ARTICLE 5

                                 ADDITIONAL RENT

     5.01. For the purpose of Sections 5.01 through 5.03:

          (a) "Taxes" shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises (but excluding therefrom that portion of the real estate taxes directly attributable to improvements made by other tenants in the Building beyond Landlord's allowances) are a part provided, however, if at any time during the term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of, or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord; or (iii) a license fee measured by the rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of "Taxes." Tenant shall pay to Landlord directly that portion of any real estate taxes directly attributable to improvements made by Tenant beyond Landlord's allowances (hereinafter referred to as "Tenant's Direct Tax Payment").

          (b) "Base Taxes" shall mean the assessed valuation of the Land and Building multiplied by the tax rate for the Tax Year 1995 as increased by a pro rata adjustment based on the 1996 tax rate in the manner described in
Section 5.08.

          (c) "Tax Year" shall mean each calendar year for which Taxes are levied by any governmental authority after calendar year 1995.

          (d) "Operational Year" shall mean each calendar year, other than the First Operational Year, commencing with calendar year 1997. The First Operational Year shall be the number of calendar months remaining in calendar year 1996 after the passage of 12 full months calculated from the Commencement Date.

          (e) "Tenant's Proportionate Share of Increase" shall mean 2.6% multiplied by the increase in Taxes in any Operational Year in excess of the Base Taxes. Tenant's

Proportionate Share of Increase for the First Operational Year be prorated to reflect the actual occupancy by Tenant for said Operational Year.

          (f) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase in Taxes for the projected Operational Year, except for the First Operational Year, divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

     5.02. Commencing with the First Operational Year and thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase in Taxes in equal monthly installments.

     5.03. After the expiration of each Operational Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for such Operational Year as well as Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant pursuant to this Section at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

     Commencing with the First Operational Year, Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent one-twelfth (1/12) of Tenant's Direct Tax Payment.

     5.04. As used in Sections 5.04 through 5.06:

          (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Land and Building of which the Demised Premises are a part, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building; (H) social security, unemployment, and payroll taxes, workers' compensation, disability coverage, uniforms, and dry cleaning for the employees referred to in Subsection (i); (iii) the cost of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water (including common areas thereof) including any taxes on any such utilities, but excluding therefrom the cost, including taxes thereon, of electric energy furnished other than for heating and air-conditioning to the Demised Premises (which costs shall be borne by Tenant pursuant to the provisions of Article 15 hereof; (iv) the cost of all premiums and charges for the following insurances rent, casualty, liability fidelity and war risk (if obtainable from the United States Government); (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, window cleaning, security services, if any, and janitorial services, and any independent contractor performing work included within the definition of operating expenses; (vii) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing Landlord's rights under existing leases, or sales of the Building);
(viii) general maintenance of the Building and the cost of maintaining and replacing the landscaping; (ix) maintenance of the common area; (x) any escalations in the ground rent payments in excess of the base ground rent required to be paid by Landlord to the Landlord under the Ground Lease; (xi) capital expenditures, including the purchase of any item of capital equipment which have the effect of reducing the expenses which would otherwise be included in operating expenses, the costs of which shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates, with an interest factor equal to the interest rate at the time of Landlord's having made said expenditure. If Landlord shall lease any items of capital equipment designed to result in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the Operational Year in which they were incurred; and (xii) that portion of the cost of any capital expenditures incurred in connection with the operation of the Land and Building amortized on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten years, with an interest factor equal to the interest rate, at the time of Landlord's having made said expenditure.

          If during all or part of any Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such items of work or service is not required or desired by the tenant of such portion,
(iii) such tenant is itself obtaining and providing such item of work or service; or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or such tenant.

          Notwithstanding the foregoing, the following costs and expenses shall not be included in operating expenses:

          (1)  Executives' salaries above the grade of building manager;

          (2) Amounts received by Landlord through proceeds of insurance except to the extent they are compensation for sums previously included in operating expenses hereunder;

          (3) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor,

          (4)  Advertising and promotional expenditures;

          (5) Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

          (6)  Depreciation, except as provided above;

          (7)  Brokerage commissions;

          (8)  Taxes (as hereinbefore defined);

          (9) The cost of electricity (for other than heating and air-- conditioning) furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord; and

          (10) Refinancing costs and mortgage interest and amortization payments.

               (b) "Operational Year" shall mean each calendar year, other than the First Operational Year, commencing with calendar year 1997. The First Operational Year shall be as defined in Section 5.01(d).

               (c) "Base Year" shall mean calendar year 1995 subject to the adjustments described in Section 5.08.

               (d)  "Tenant's Proportionate Share of Increase" shall mean
2.6% multiplied by the increase in Operating Expenses for the Operational Year over Operating Expenses for the Base Year. For purposes hereof, the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 330,000 square feet, and a total square footage of the Demised Premises equal to 8,441 square feet.

               (e) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the projected Operational Year, except as to the First

Operational Year, which shall be calculated in accordance with Section 5.08 divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

     5.05. Commencing with the First Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase.

     5.06. After the expiration of the First Operational Year and for each Operational Year thereafter, Landlord shall furnish to Tenant a written detailed statement of the Operating Expenses (certified to be true and correct by Landlord) incurred for such Operational Year which statement shall set forth Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant's next monthly installment of rent.
If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

     5.07. Every statement given by Landlord pursuant to Sections 5.03 and
5.06 shall be conclusive and binding upon Tenant unless (i) within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect; and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within one hundred and twenty (120) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (3) days after receipt of such statement, pay additional rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement.

     5.08. Landlord and Tenant agree that for purposes of calculating
Tenant's base taxes, Landlord shall utilize the 1994 tax rate as adjusted by any upward or downward shift in the 1995 tax rate, calculated pro rata, on the basis of the number of months of calendar year 1995 which are not part of the First Operational Year. Landlord shall estimate such amount to project Tenant's Projected Share of Increase for taxes for the First Operational Year, and shall thereafter determine the base taxes and the Tenant's proportionate share as soon as practicable after the municipality has established the 1995 tax rate. With regard to Tenant's Projected and Proportionate Share of Operating Expenses for the First Operational Year, such share shall be calculated on the base year as described in Section 5.04(c), pro rated over the number of months comprising the First Operational Year.

     10. Tenant's Option to Renew as set forth in Paragraph 6 of the First Amendment to Lease, is hereby null and void and of no further force and effect.

     11. Provided that Tenant is not then in default of the terms, covenants, and provisions of the Lease, as amended, Landlord hereby grants to Tenant the right to renew the term of the Lease, as amended, for one (1) additional period of three (3) years ("Third Extension Term") commencing on the day after the Expiration Date of the Second Extension Term upon the same terms and conditions as set forth in the Lease, as amended, other than the fixed annual rental which shall be the Fair Market Rental of the Demised Premises at the time of the commencement of the Third Extension Term, adjusting as necessary for the lapse of time between the date of Tenant's notification of intent to exercise its option to renew and the date on which the Third Extension Term is scheduled to commence but in no event shall be less than the fixed rent during the term of the Second Extension Term. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Third Extension Term. The base year for calculation of additional rent for increase in taxes and operating expenses for the Third Extension Term shall be as initially established in the Lease, as amended. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the Expiration Date of the Second Extension Term, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void.
Fair Market Value shall mean the rents obtainable for comparable space in the Edison (Metro Park), New Jersey market area.

     12. Landlord and Tenant hereby acknowledge that Landlord is presently holding the sum of $20,472.50 as Tenant's security.

     13. Tenant covenants, warrants, and represents that there was no broker instrumental in consummating this Second Amendment to Lease and that no conversations or negotiations were had with any broker concerning the renting of the Demised Premises. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by Tenant with any broker.

     14. All the terms, covenants and conditions of the Lease, as amended, remain the same and continue in full force and effect, except as said terms, covenants and conditions have been modified by the First Amendment to Lease and this Second Amendment to Lease.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and caused these presents to be signed by the proper corporate officers and the proper corporate seal to be hereunto affixed, the day and year first above written.

                             PRIOR LANDLORD:
                             METRO FOUR ASSOCIATES LIMITED
                             PARTNERSHIP
WITNESS:                     a New Jersey Limited Partnership,

                                /s/ Dominick Alfieri
- --------------------------   -----------------------------------
                             By:  DOMINICK ALFIERI,
                                  General Partner


                             LANDLORD:
                             THORNALL ASSOCIATES
WITNESS:                     a New Jersey Limited Partnership,


                                /s/ Dominick Alfieri
- --------------------------   -----------------------------------
                             By:  DOMINICK ALFIERI,
                                  General Partner


                             TENANT:
                             DIGITRAN CORP.,
ATTEST:                      a Delaware Corporation


                             /s/  Peter S. Macaluso
- --------------------------   -----------------------------------
                             By:  PETER S. MACALUSO
                             TITLE:  Vice President and CFO

                                EXHIBIT A



                   Exhibit A is a floor plan of premises.

THORNALL ASSOCIATES, AS LANDLORD
DIGITRAN, AS TENANT


                                 EXHIBIT C

                              LANDLORD'S WORK

1. HVAC - Perimeter baseboard electric heat, central high velocity fan system with Barber Coleman mixing boxes, featuring return heat of light recaptured. System utilizes a minimum of 10% to a maximum of 100% fresh air to maintain no less than 68 degrees interior at zero degrees exterior, with a 15-mile per hour wind. Air cooling shall maintain no more than 78 degrees F dry bulb with approximately 50% relative humidity when the outdoor conditions are 91 degrees F dry bulb. Dual system - building standard. The above standard is for normal office use only which shall be deemed to be one person for every 200 sq. ft. in any given or confined area which shall not include areas with special HVAC requirements such as computer rooms, conference rooms, cafeterias, high density or excessive heat producing equipment. Perimeter baseboard electric heat is used during winter operations and an air cooling system is utilized during summer operations.

     One (1) diffuser per 250 sq. ft. of usable area

2.   Window covering - one (1) building-standard venetian blind per window.

3. Landlord shall deliver the Demised Premises in accordance with plans as noted in Exhibit A dated April 14, 1995 and Exhibit B dated April 14, 1995. The Landlord will deliver the demised space in an "as is" condition except as noted in Article 6 contained herein.

4. Landlord shall permit Tenant and/or its agents or labor to enter the Premises prior to the Commencement Date of the Lease upon prior reasonable written request from Tenant, at a time designated by Landlord consistent with Landlord's construction schedule in order to install telephone outlets and data lines. The foregoing right to enter prior to the Commencement Date, however, is conditioned upon Tenant's not interfering with Landlord's labor. If at any time such entry shall cause disharmony, interference, or union disputes of any nature whatsoever, or if Landlord shall, in Landlord's sole judgment, determine that such entry, such work and the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Demised Premises at the earliest possible date, this right of entry may be withdrawn by Landlord immediately upon written notice to Tenant but shall be reinstated as soon as Landlord deems Tenant's re-entry practicable. Such entry shall be at Tenant's sole risk. In the event that Tenant's agents or labor incur any charges from Landlord including but not limited to, charges for clean-up costs necessitated by

     Tenant's entry, such charges shall be deemed an obligation of Tenant and shall be collectible as additional rent pursuant to the Lease. Landlord shall have not liability for any furnishings, equipment or other items placed in the Demised Premises and Tenant shall indemnify, defend and hold Landlord harmless for any damage, loss or expense caused by it or its contractors or agents. Tenant must also provide evidence of insurance in accordance with the Lease and evidence of Worker's Compensation Insurance to protect Landlord and Tenant during the period of Tenant's entry prior to the Commencement Date.

5. At any time after substantial completion of Landlord's Work, Landlord, upon reasonable notice to Tenant, may enter the Demised Premises to complete unfinished details of Landlord's Work and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

6. The Landlord will deliver the space with the lighting in good working order.